EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Viacom Inc. of our reports dated February 10, 1995, appearing on pages II-15 and F-2 of the Viacom Inc. Annual Report on Form 10-K for the year ended December 31, 1994.



PRICE WATERHOUSE LLP

New York, New York
May 2, 1995

                                                                   EXHIBIT 23.1
                                                                    Continued



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Viacom Inc. of our reports dated June 3, 1994, appearing on page F-2 and page 4 of Item 14(a) in the Paramount Communications Inc. Transition Report on Form 10-K for the eleven month period ended March 31, 1994, as amended by Form 10-K/A Amendment No. 1 dated July 29, 1994, and as further amended by Form 10-K/A Amendment No. 2 dated August 12, 1994, included in the Viacom Inc. Current Report (Form 8-K) filed with the Securities and Exchange Commission on April 14, 1995.



PRICE WATERHOUSE LLP

New York, New York
May 2, 1995